                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Data Processing Resources Corporation on Form S-3 of our report dated September 19, 1997 (September 25, 1997, as to Note 5 and March 6, 1998 as to Note 2, with respect to earnings per share), appearing in the Prospectus, which is part of this Registration Statement.

  We consent to the use in this Registration Statement of Data Processing Resources Corporation on Form S-3 of our report dated March 14, 1997 (April 29, 1997 as to Note 8) relating to the financial statements of Computec International Strategic Resources, Inc., appearing in the Prospectus, which is part of this Registration Statement.

  We consent to the incorporation by reference in this Registration Statement of Data Processing Resources Corporation on Form S-3 of our report dated January 30, 1998 relating to the financial statements of S3G, Inc. (not presented separately herein), appearing in the Form 8-K/A of Data Processing Resources Corporation.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
Costa Mesa, California
May 20, 1998